Exhibit 99.4

Fourth Quarter 2007 Earnings Conference Call January 29, 2008

Fourth Quarter 2007 Earnings – Highlights • Reported Net Income - $1.452 Billion • Reported EPS $1.74 (diluted) • + 60% year-over-year • Reported Net Income includes: • $16 mm after-tax severance charge • $4 mm after-tax income from discontinued ops. • Core Results - $1.464 Billion • Core EPS $1.76 (diluted) • + 91% year-over-year

Fourth Quarter 2007 Earnings - Oil & Gas Segment Variance Analysis - 4Q07 vs. 4Q06 • Core results for 4Q07 of $2.599 Billion + 83% year-over-year ($ in millions) 4Q 06 Sales Price Sales Volume/Mix All Others* 4Q 07 $1,422 $2,599 $1,348 $66 $237 *All Others include: DD&A increase ($64 mm), and higher operating expenses.

Fourth Quarter 2007 Earnings – Oil & Gas Segment 4Q07 4Q06 Reported Segment Earnings ($ mm) $2,599 $1,422 WTI Oil Price ($/bbl) $90.68 $60.20 NYMEX Gas Price ($/mcf) $7.06 $6.27 Oxy’s Realized Prices Worldwide Oil ($/bbl) $80.30 $52.55 US Natural Gas ($/mcf) $6.77 $5.63

4Q07 4Q06 Oil and Gas Production (mboe/day) 590 561 • + 5.2% year-over-year • The improvement was largely the result of the Dolphin project start-up • Production lower than earlier guidance due to: – Price impact from PSCs (- 8 mboe/day); – A well blowout in Libya (- 4 mboe/day); – Strikes during October and November in Argentina (- 5 mboe/day). • Dolphin contribution: – $62 mm of after-tax income vs. guidance of $50 - $60 mm; – Sales volume of 36 mboe/day, in-line with guidance; – 2007 production exit rate was 43 mboe/day. Fourth Quarter 2007 Earnings – Oil & Gas Segment

4Q07 4Q06 • Exploration Expense ($ mm) $101 $101 • Oil and Gas production costs were $12.87 per boe for full-year 2007 vs. $11.70 per boe for full-year 2006. – Increase due to higher field operating and maintenance costs. Fourth Quarter 2007 Earnings – Oil & Gas Segment

• Earnings for 4Q07 of $94 Million • -40% year-over-year; • Lower than earlier guidance of $100 to $140 million due to: – lower PVC margins resulting from higher feedstock costs and weaker industry demand. Fourth Quarter 2007 Earnings – Chemical Segment Variance Analysis - 4Q07 vs. 4Q06 4Q 06 Sales Price Sales Volume/Mix Operations/ Manufacturing* All Others 4Q 07 $157 $94 $57 $5 $120 $5 ($ in millions) *Higher energy and feedstock costs.

• Worldwide effective tax-rate was 42% in 4Q07 (excl. asset sales and other items); – 4% lower than guidance of 46% due primarily to significantly higher oil and gas prices; – The increased oil price resulted in a higher portion of US income which has lower income tax rates than our international operations. Fourth Quarter 2007 Earnings – Taxes

Fourth Quarter 2007 Earnings – Full Year 2007 Results FY2007 FY2006 • Reported Net Income $5,400 $4,191 • Reported EPS (diluted) $6.44 $4.87 • Core Results $4,405 $4,116 • Core EPS (diluted) $5.25 $4.78 • + 10% year-over-year • Oil and Gas production (mboe/day) 570 545 • +4.6% year-over-year • Capital Spending $3,497 $2,987 • Net Interest Expense $32 $100 • Cash Flow from Operations $6,800 $6,400 • Debt/Capital 7% 13% • ROE* 26% 24% • ROCE* 24% 21% * See attached for GAAP reconciliation ($ in millions, except EPS data)

Fourth Quarter 2007 Earnings – Full Year 2007 Cash Flow $8,380 $1,600 $3,500 $1,130 $1,200 $765 $2,000 Available Cash Asset Sale Acquisitions Capex Share Repurchase Reduction Dividends Other Ending Cash Balance 12/31/07 Cash Flow From Operations $6,800 ($ in millions) Debt Beginning Cash $1,580 Proceeds $1,400 $15

Fourth Quarter 2007 Earnings — Share Repurchase • Spent $1.13 billion to repurchase 20.6 million shares during 2007 at an average price of $54.75 a share. • As of 12/31/07, 6.3 million shares remained under the current 55 million share repurchase authorization. Shares Outstanding (mm) YTD2007 12/31/07 Weighted Average Basic 834.9 Weighted Average Diluted 839.1 Basic Shares Outstanding 827.2 Diluted Shares Outstanding 831.3

Fourth Quarter 2007 Earnings - 1Q08 Outlook • We expect oil and gas production to be in the range of 600 to 615 mboe/day in 1Q08, at last quarter’s $90 oil price. – Dolphin is expected to be fully operational in February; – Dolphin is expected to run at 78% of capacity with production of 53 mboe/day during 1Q08; – Dolphin after-tax earnings are expected to be $90 to $100 mm in 1Q08, based on a $90 oil price. • We expect the oil and gas production rate for the 2008 full year to increase to approximately 620 to 630 mboe/day, at about $80 oil. The increase vs. 2007 is due to: – The full year operations of Dolphin; – Increased production from the Mukhaizna project in Oman; – Increased production in Argentina and Colombia; – The impact of acquisitions; and, – Slightly offset by the new contract in Libya.

Fourth Quarter 2007 Earnings - 1Q08 Outlook • PSC production impact for changes in oil price – A $5.00 change in oil price affects Oxy’s production by approximately 4,000 barrels/day. • Commodity Price Sensitivity — Earnings – A $1.00 per barrel change in oil price impacts oil and gas quarterly earnings before income taxes by about $38 mm; – A change of $0.50 per million BTUs in domestic gas price has a $24 mm impact on quarterly earnings before income taxes. • We expect 1Q08 exploration expense to be about $70 to $90 mm for our seismic and drilling programs.

Fourth Quarter 2007 Earnings - 1Q08 Outlook • We expect 1Q08 Chemical segment earnings to be in the range of $100 to $125 mm, compared to $94 mm in 4Q07. – Improved volumes and prices in vinyls and higher caustic soda prices are the primary drivers of the expected sequential increase. – Expectations are lower than 1Q07 earnings of $137 mm due to weakness in construction impacting industry demand. • We expect DD&A expense to be $2.4 billion for Oil and Gas and $0.3 billion for the rest of the Company in 2008. • We expect our combined worldwide tax rate to be about 43% in 1Q08. • We currently expect total capital spending for 2008 to be between $3.8 and $3.9 billion. – We expect increased 2008 capital spending for the Colombia LCI project, Argentina and Vintage California.

Fourth Quarter 2007 Earnings — Cost Reduction Program • Oxy has embarked on a Cost Reduction Program • The impact of the Program: – It will affect operating and G&A costs; – We took a restructuring charge in 2007 totaling $25 mm; – We expect a similar amount to be taken in 2008; – Improvements have been made in our procurement functions; – Combined savings realized from this program are expected to be $200 mm in 2008 with a longer-term annualized run-rate of $300 mm. • The primary focus of this program is on the more mature areas of the company, as opposed to our areas of growth. • Our target is to bring G&A in line with our historical costs per BOE.

Fourth Quarter 2007 Earnings See the investor relations supplemental schedules for the reconciliation of non- GAAP items. Statements in this presentation that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could materially affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; operational interruptions; political risk; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation. Unless legally required, Occidental disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800- SEC-0330.